Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Daddario, Chief Financial Officer of The MONY Group Inc., hereby certify to the best of my knowledge and belief that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The MONY Group Inc.

/s/ Richard Daddario

Richard Daddario

May 15, 2003

A signed original of this written statement required by Section 906 has been provided to The MONY Group Inc. and will be retained by The MONY Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.